Exhibit 99.1

For Immediate Release

U.S. Concrete Announces Preliminary First Quarter 2020 Financial Results, New $180 Million Credit Facility and First Quarter 2020 Investor Conference Call Schedule

EULESS, Texas - [April 20, 2020] - U.S. Concrete, Inc. (NASDAQ: USCR) (“U.S. Concrete” or the "Company") provided an update today regarding its expected financial results for the first quarter of 2020, announced a new credit facility and announced the Company’s investor conference call for the first quarter of 2020.

Preliminary Financial Results - Quarter Ended March 31, 2020

The Company today provided its expected results for the first quarter of 2020:

•	Consolidated revenue of approximately $334 million

•	Net loss of approximately $3 million

•	Adjusted EBITDA(1) of approximately $34 million

•	Liquidity of $144 million as of March 31, 2020

(1)	Total Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation and other information provided at the end of this press release.

Across the country, U.S. Concrete is considered an essential service and is operational in all regions with the implementation of new safety and health protocols. The safety and health of the Company’s employees and their families, customers and communities are the Company’s highest priority during these uncertain times.

U.S. Concrete President and Chief Executive Officer, Ronnie Pruitt said, “Although we cannot currently predict the length or impact of the COVID-19 pandemic, we are committed to driving shareholder value. We continually evaluate the effect that the pandemic has on our business and financial results. Business contingency plans and cost-cutting measures have been implemented across the Company and will be adjusted in response to this evolving pandemic.  The Company has significant liquidity and no near-term debt maturities, which provides us the flexibility to proactively manage the business while we navigate through uncertainty.”

Exhibit 99.1

Mr. Pruitt continued, “Our first quarter performance reflects the hard work of each of our employees across the country. Through their efforts, we are pleased with the preliminary financial results despite the impact of the Coronavirus and record rainfall in Texas during the quarter.”

Given the disruption in the current business environment, the Company is withdrawing the outlook for 2020 financial performance provided on February 25, 2020, which did not contemplate the effects of COVID-19.

New $180 Million Credit Facility Provides Liquidity and Flexibility

On April 17, 2020, U.S. Concrete entered into a new $180 million delayed draw term loan facility provided by Bank of America, N.A., as Administrative Agent. The term loan facility’s flexible structure provides additional liquidity and allows the Company to draw incrementally on the facility if needed. The term loan has a 5-year maturity and will bear interest at the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 2.75% up to 3.75%, depending on the amount borrowed. The agreement contains customary terms and conditions consistent with similar facilities and contains no financial maintenance covenants.

Mr. Pruitt concluded, “As we navigate through the COVID-19 health crisis, we are implementing plans to reduce capital spending and modifying our operating structure to maximize financial strength and flexibility. This additional borrowing capacity further strengthens our liquidity position to support the Company’s long-term strategy and business opportunities.”

First Quarter Fiscal Year 2020 Earnings Results Conference Call

U.S. Concrete plans to release its first quarter 2020 financial results before the market opens on Tuesday, May 5, 2020 and hold a conference call on Tuesday, May 5, 2020 at 8:30 a.m. Eastern Time. The conference call will be webcast and can be accessed on the Company’s website: http://investorrelations.us-concrete.com.

Conference Call and Webcast Details

To listen to the call, please dial (877) 312-8806 - Conference ID: 2787005 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast of the conference call and accompanying presentation materials will be available on the Investor Relations section of the Company’s website at http://investorrelations.us-

Exhibit 99.1

concrete.com. Please visit the website at least 15 minutes before the call begins to register and download and install any necessary audio software.

A replay of the conference call and archive of the webcast will be available after the call under the investor relations section of the Company’s website.

About U.S. Concrete, Inc.

U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of aggregates and high-performance concrete for large-scale commercial, residential and infrastructure projects in high-growth markets across the country. The Company holds leading market positions in New York, Philadelphia, San Francisco, Dallas-Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets.

For more information on U.S. Concrete, visit the “About Us” section of our website - www.us-concrete.com/about-us.

Exhibit 99.1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. These risks and uncertainties also include the effects of COVID-19; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; our ability to implement cost containment strategies; and the adverse effects of COVID-19 on our business, the economy and the markets we serve.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises.

Preliminary Unaudited Financial Information
Our financial closing procedures for the quarter ended March 31, 2020 are not yet complete. Therefore, any information with respect to or prepared on the basis of our unaudited, interim financial information as of and for three months ended March 31, 2020 is a preliminary estimate based upon information available to management as of the date of this press release. As a result, it is possible that our actual results may differ materially from these estimates due to the completion of the our financial closing procedures, final adjustments and other developments that may arise between now and the time we

Exhibit 99.1

finalize our financial results for the three months ended March 31, 2020, including the finalization of our assessment of the effects of COVID-19 on our business. Accordingly, you should not place undue reliance on these preliminary estimates or any other financial information, pro forma or otherwise, based on these preliminary estimates, as such information has not been reviewed, audited or subjected to any other procedures by our independent registered public accountant.

Non-GAAP Financial Measures
Included in this press release are certain non-GAAP financial measures that we believe are useful for investors.  These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

Source: USCR-G

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Company Contact Information:
U.S. Concrete, Inc. Investor Relations
844-828-4774
IR@us-concrete.com

Media Contact:
Media@us-concrete.com

Exhibit 99.1

NON-GAAP FINANCIAL MEASURES
(Unaudited)
Total Adjusted EBITDA and Total Adjusted EBITDA Margin
Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses and purchase accounting adjustments for inventory. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA for the three months ended March 31, 2020, to the most directly comparable GAAP financial measure, which is net income (loss) (approximate amounts, in millions).

Total Adjusted EBITDA Reconciliation
Net income (loss)	$(3)
Add/subtract: Income tax expense (benefit)	(5)
Income (loss) before income taxes	(8)
Add: Depreciation, depletion and amortization	23
Add: Interest expense, net	11
Add: Other	8
Total Adjusted EBITDA	$34